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                                    UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549


                                       FORM 8-K

                                    CURRENT REPORT

        PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



                                   December 2, 1996
                   Date of report (Date of earliest event reported)



                               SCHMITT INDUSTRIES, INC.
                (Exact Name of Registrant as Specified in Its Charter)


          Oregon                        0-23996                93-1151989
      State or Other            (Commission File Number)       (IRS Employer
Jurisdiction of Incorporation)                            Identification Number)


                               2765 N.W. Nicolai Street
                               Portland, Oregon  97210
                 (Address of Principal Executive Offices) (Zip Code)

                                    (503) 227-7908
                           (Registrant's Telephone Number,
                                 Including Area Code)



          Former Name or Former Address, if Changed Since Last Report:  N/A



             The total number of pages contained in this filing is 0010
                        Exhibit Index is located on page 00004
                                     Page 1 of 4

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ITEM 5.  OTHER EVENTS.

    Schmitt Industries, Inc. (the "Company") has entered into an agreement, effective December 2, 1996, pursuant to which it has acquired the assets of the grinding wheel balancer division (the "balancer division") of Hofmann Maschinenbau GmbH of Pfungstadt, Germany ("Hofmann"). The balancer division of Hofmann designs, assembles and markets automatic grinding wheel balancers, vibration analysis equipment and related miscellaneous balancing devices for the grinding industry. Current annualized sales of the balancer division total approximately $2.8 million. The division employs 15 employees and distribution agents throughout Europe, Asia and Africa.

    The Company will operate the newly acquired balancer division through a wholly owned German subsidiary, established December 2, 1996 and located in Pfungstadt, Germany, named "Schmitt Hofmann Systems GmbH." The Company expects to continue to manufacture and market the balancer division's products, including the Hofmann Hydrokompenser, internal spindle balancers and ring balancers, as well as market the Company's existing SBS external balancer, from Germany.

    The Company paid $496,000 cash for the balancer division's assets including, but not limited to, drawings, designs, trademarks, trade secrets, customer lists, patents, inventory, furniture and miscellaneous shop equipment, open sales orders and a worldwide distribution network. The Company initially capitalized its new subsidiary with $67,000 and expects to loan the subsidiary on a short-term basis additional modest amounts during the next [12] months.

    Hofmann Maschinenbau GmbH was founded in 1935 and produced a variety of balancing equipment during its many years of operations. The Company purchased the balancer division from the trustees of Hofmann who have owned and operated Hofmann since October 1995 when Hofmann (with approximately 125 employees) was placed in bankruptcy due primarily to poor economic conditions in Germany.

ITEM 7.  FINANCIAL STATEMENT AND EXHIBITS.

    (c)  Exhibits.

    Exhibit 99.2 - Sales Agreement, dated November 19, 1996, between Herr Dirk Pfeil and BUR-Vermogensverwaltung GmbH (Schmitt Hofmann Systems GmbH).

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                                      SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  SCHMITT INDUSTRIES, INC.


Date:  December 2, 1996           /s/ Wayne A. Case
                                  --------------------------------------------
                                  Wayne A. Case
                                  President and Chief Executive Officer


                                  /s/ Annie Windsor
                                  --------------------------------------------
                                  Annie Windsor, Chief Financial Officer

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                                    EXHIBIT INDEX


Number   Description                                            Page Number
------   -----------                                            -----------

 99.2    Sales Agreement, dated November 19, 1996, between
         Herr Dirk Pfeil and BUR-Vermogensverwaltung
         GmbH (Schmitt Hofmann Systems GmbH).